Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284351) and Form S-8 (Nos. 333-278709 and 333-286200) of Mobix Labs, Inc. of our report dated January 12, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
January 12, 2026